AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made this 21st day of July, 2016, by and between NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation (the "Company") and ALBERT L. STONE (the "Executive").

WHEREAS, the Company and Executive are parties to that certain amended Employment Agreement, dated January 21, 2016 (the "Agreement"); and

WHEREAS, Section 9.9 of the Agreement provides that the parties may agree to amend the Agreement in writing; and

WHEREAS, the parties desire to amend the Agreement to extend the "Term" of the Agreement and provide an additional "Annual Retainage Bonus" that may earned by Executive.

NOW THEREFORE, intending to be legally bound, the parties hereby amend the Agreement as follows:

1. Section 1 of the Agreement is amended in its entirety to read as follows:

> "1. Duration of Agreement. Subject to earlier termination in accordance with this Agreement, the Company will employ Executive, and Executive accepts such employment with the Company, on the terms set forth in this Agreement for the period beginning on November 1, 2015 and ending May 31, 2019 (the "Term")."

2. Section 4.3 of the Agreement is amended by revising the first sentence thereof to read as follows:

> "On each of February 29, 2016, February 28, 2017, February 28, 2018 and February 28, 2019, and provided that Executive is employed by the Company on such anniversary, the Company will pay Executive a cash bonus of $212,500 (the "Annual Retainage Bonus"), subject to applicable tax withholding."

3. The Agreement, as amended by the foregoing changes, is ratified and confirmed in all respects.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date(s) indicated below.

NEW ENTERPRISE STONE & LIME CO., INC.

By: ______________________
Paul I. Detwiler, III, President

Date: 7/21/16

By: ______________________
ALBERT L. STONE

Date: 7/21/16